                                                                 EXHIBIT 10.29

                           HCC PARTICIPANT AGREEMENT



         This Agreement (the "Agreement") is entered into by and between THE HOTEL CLEARING CORPORATION, a Delaware corporation ("HCC"), and ANASAZI SERVICE CORPORATION, ("Participant"), to be effective the 31st day of December, 1992.

SECTION 1.       DEFINITIONS

         1.1 For purposes of this Agreement, the following definitions shall apply:

                 (i) Commissionable Reservations. Commissionable Reservations within a particular time period equals the number of reservations (both voice and electronic) processed through the HCC System within such time period that are identified as "commissionable" or "partially commissionable" on the transaction records provided by Participant to HCC.

                 (ii) HCC System. The HCC System is an automated clearinghouse system to provide for the coordination of reservation information, transfer of hotel reservation commissions and ancillary services to Subscribers and Participating Entities.

                 (iii) [*] are the [*] paid by [*] for [*] from Participant processed [*].

                 (iv) Participating Entity. A Participating Entity is an operator of a hotel reservation system that has executed a HCC Participant Agreement.

                 (v) Subscriber. A Subscriber is any person or entity who has executed an HCC Subscriber Agreement and makes reservations with a Participating Entity. A list of current Subscribers will be periodically provided by HCC to Participant.

                 (vi) Subscriber Commissions. Subscriber Commissions are the commissions paid by or through Participant to Subscribers for reservations made with Participant or hotel properties utilizing Participant's reservation system. Subscriber Commissions will be based on commission rates provided to HCC by the Participant.

                 (vii) UltraSwitch. UltraSwitch is a service of The Hotel Industry Switch Company ("THISCO"), which has certain common ownership with HCC, to provide an interface between Subscribers and hotel reservation systems with the capability to provide immediate room confirmation numbers for each hotel property participating in UltraSwitch.


                                             * Confidential Treatment Requested

SECTION 2.       THE HCC SYSTEM

         2.1 Duties of HCC. HCC will provide and operate the HCC System for the use and benefit of Participant and other Participating Entities. HCC will provide all reasonable and necessary technical support, hardware and software, and modifications to the HCC System to provide clearinghouse services to Participant as described below. Upon compliance with the terms of this Agreement by Participant, HCC will provide the following clearinghouse services to Participant:

                 (i) identify Participant and/or hotel properties utilizing Participant's reservation system (at Participant's option) to Subscribers as being a HCC System Participant through the use of UltraSwitch or other central reservation system services (and, at the discretion of HCC, by distribution of other promotional materials), subject to the provisions of
Section 5.2;

                 (ii) provide billing statements for Subscriber Commissions, Transaction Fees (as defined below) and other fees, costs and expenses to Participant on a regular (normally monthly) basis as provided in
Section 3 below;

                 (iii) distribute collected Subscriber Commissions to the appropriate Subscribers based upon HCC Subscriber Agreements with such Subscribers;

                 (iv) provide periodic (normally monthly) reports to Participant and Subscribers reflecting Commissionable Reservations and exceptions to Subscriber Commissions based upon the data provided to HCC by Participant;

                 (v) provide telephone customer support services from 8:00 a.m. to 5:00 p.m., Central time, Monday through Friday, exclusive of legal holidays;

                 (vi) except with respect to the Transaction Fee and Participant Commission as as set forth herein, provide the services set forth herein to Participant on the same basis as the services are provided to HCC Shareholder Participating Entities with similar volumes; and

                 (vii) list Participant and/or its participating hotel properties utilizing the HCC System through Participant (at Participant's option) in its marketing materials as "members" or "participating" hotels.

A description of the currently anticipated procedures to be followed in the payment process is given on Exhibit "E" attached, although the timing and exact details of such procedures as implemented by HCC in operation of the HCC system may be different due to computer-related and other operational constraints. Such procedures are subject to change from time to time as circumstances require or as otherwise determined by HCC.

         2.2 Duties of Participant. Participant will cooperate fully with HCC personnel with respect to the implementation of the HCC System between the Subscribers and





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
Participant. Participant specifically authorizes HCC to obtain information concerning reservations made through Participant's reservation system from the UltraSwitch system and any other central reservation system service and to use such information (i) as provided in the procedures described in Exhibit "E" and
(ii) as otherwise approved in writing by the Board of Directors of HCC for the purpose of performing the services provided herein or as otherwise approved in writing by Participant. Participant agrees to use its best efforts to provide HCC all appropriate reservation information it receives from participating hotel properties (including all reservations made electronically or by voice, whether directly to the property or through the use of a central reservation "800" phone number) on a timely basis. All information provided by Participant with respect to reservations, Subscribers and Subscriber Commissions must be complete and accurate to the best of Participant's ability, and must be inclusive of all the information necessary to permit HCC to provide the clearinghouse services described in Section 2.1. The initial information that Participant must provide to HCC is indicated on Exhibit "A". Participant is under no obligation to obtain or provide the transaction data from any particular source.

         2.3 Modification or Enhancement of the HCC System or Participant System. HCC may in its sole discretion modify the operation or enhance the capability of the HCC System, and Participant agrees to cooperate with HCC in all modifications and enhancements of the HCC System. All significant modifications or enhancements will require the approval of the Board of Directors of HCC and will be applicable to all Participants who elect to accept such enhancements or modifications. If HCC determines that such modification or enhancement is likely to require Participant to make significant modifications to its central reservation system (any such modifications to be at Participant's sole expense), HCC will provide at least ninety (90) days' prior notice to Participant of such modification or enhancement. In the event Participant elects to not accept and pay for such modifications or enhancements, Participant may terminate this Agreement or elect to not receive the modification or enhancement (if permitted by HCC) by giving notice of such termination or election within 60 days of receipt of notice. If Participant modifies its central reservation system after making a connection with HCC and such modification requires HCC to modify the HCC System, or to provide additional services to utilize information supplied by Participant as required by Section 2.2, Participant will pay HCC such additional amount agreed to by the parties based on HCC's standard consulting rate and all expenses incurred.

SECTION 3.       FEES, COSTS, AND PAYMENTS

         3.1 Fees. Participant shall pay monthly a Transaction Fee of U.S. [*] for each Commissionable Reservation processed prior to the date that certain Convertible Note from HCC to Participant dated December 31, 1992 is paid. Thereafter, HCC may, at its sole discretion, change the Transaction Fees charged to Participant as provided above, upon ninety (90) days notice to Participant. However under no circumstances shall the Transaction Fee exceed U.S. [*] over the highest Transaction Fee paid by an HCC Shareholder with comparable volume. Solely for verification purposes and not to be used or dissiminated otherwise, HCC will provide, upon request, a list of the Transaction Fee per Commissionable Reservation paid by each HCC Shareholder.
No participant, other than an HCC Shareholder, with comparable volumes


                                             * Confidential Treatment Requested


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
shall pay a lower Transaction Fee or, in such event, Participant's Transaction Fee shall be reducted to an amount equal to such lower fee.

         Participant hereby agrees to wire transfer all such fees into HCC's bank account as provided in Exhibit "B" or permit a debit from Participant's account as provided in Exhibits "B" and "F" . Participant shall elect prior to the first month's commissions being processed (and such election shall have effect for the term of this Agreement) to have funds wired or debited as provided herein. Participant shall use its best efforts to collect and pay to HCC all such fees that are attributable to Participant and all of Participant's affiliates, franchises, or hotel properties utilizing Participant's reservation system who utilize the HCC System through Participant.

         3.2 Subscriber Commissions. Participant agrees to wire transfer to HCC or permit a debit by HCC as provided herein of all Subscriber Commissions shown on billing statements as provided in Section 3.5. and as provided in Exhibit "C" attached. Participant is responsible for collection and payment to HCC of all such Subscriber Commissions received by Participant that are attributable to Participant and all of Participant's affiliates, franchisees and hotel properties utilizing Participant's reservation system that utilize the HCC System under this Agreement. Payments to Subscribers will be made in appropriate local currency.

         3.3 [*]. In consideration of [*] from [*] processed [*] agrees to [*] during the term of this Agreement or any extension hereof [*] for each [*] (as hereinafter defined). A [*] is AN INDIVIDUAL [*] OR AFFILIATED WITH [*] OR [*] utilizing [*] who has [*] of its properties [*] of its commissions to [*] through the [*] at any time prior to the date that certain [*] to [*] dated
[*].   The [*] paid to [*] for those transactions will be [*] on the same basis, [*], and at the [*] as [*] paid to [*] as, if and when such [*] are paid. Subject to the immediately preceding sentence, such [*] will be paid by [*] on a quarterly basis in arrears, [*] of all or part of any calendar quarter's [*] to the [*] determines that projected [*] requires such deferral. HCC will have the [*] against any [*] the amount of any fees, costs, expenses and/or other amounts owing [*]. In the event of a breach of this Agreement [*] to timely cure and the resultant termination of [*] by [*] to the extent [*] has processed transactions for which [*] may be [*] Section [*] shall survive such termination.

         3.4 Billing Statements. Based upon the information provided HCC by Participant pursuant to Section 2.2, above, HCC will provide periodic (normally monthly) billing


                                               *Confidential Treatment Requested


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statements detailing (i) Subscriber Commissions to be paid by Participant or hotel properties utilizing Participant's reservation system who utilize the HCC System through Participant for the period covered by such billing statement;
(ii) Transaction Fees to be paid by or through Participant, based on Commissionable Reservations for the period covered by such billing statement;
(iii) other fees, costs and additional expenses to be paid by Participant for the period covered by such billing statement; and (iv) [*] to be paid to [*] for the most recent quarterly period preceding such billing statement, which [*] will be [*] included in billing statements only on a quarterly basis.
Items (i) through (iv) may be included on separate billing statements.

         3.5 Disputed Commissions. HCC will provide Participant and Subscribers with periodic reports indicated under Section 2.1(v) that will indicate any exceptions to Subscriber Commissions, based on discrepancies between information given HCC by Participant compared to other information available to HCC through UltraSwitch or any other central reservation system service. With respect to all exceptions as to which Participant provides supporting documentation, HCC will forward such documentation to the appropriate Subscriber(s), and the Subscribers involved may pursue such dispute directly with Participant or Participant's participating hotels, but HCC will not have any liability to either Participant, its participating hotels or such Subscriber with respect to the resolution of any disputed commission. No dispute concerning any Subscriber Commissions it receives or has control of will in any way affect or reduce the obligations of Participant to (i) timely pay all other Subscriber Commissions and (ii) timely pay to HCC all Transaction Fees and other fees, costs and additional expenses it receives or has control of owed by Participant or its participating hotels under this Agreement.

         3.6 Additional Authorizations. Participant agrees to execute and deliver to HCC or such bank(s) or other appropriate persons any and all documents, give to such bank(s) or other persons any and all directions, and to take all other actions that are necessary or appropriate to wire transfer or debit the funds to be paid hereunder by Participant.

SECTION 4.       TERM

         4.1 Term of Agreement. The initial term of this Agreement, unless earlier terminated pursuant to the provisions of this Agreement, shall expire [*] after the date of this Agreement. This Agreement will be automatically renewed and extended for additional twelve (12) month periods unless, at least thirty (30) days prior to the expiration of any additional twelve (12) month period, either party provides written notice to the other of its decision not to renew and extend.

         4.2 Option to Terminate. Participant may terminate this Agreement effective on the first anniversary date hereof by giving notice of such termination to HCC at least thirty (30) days prior to the first anniversary date.

                                               *Confidential Treatment Requested



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SECTION 5.       TERMINATION

         5.1 Termination Upon Default. Upon the occurrence of an Event of Default (as defined below) by either party and the failure of such party to cure such default after notice and opportunity to cure as provided by Section
6.3 below, the nondefaulting party may terminate this Agreement at any time.

         5.2 Suspension of Status. Upon the occurrence of an Event of Default by Participant and the failure of Participant to cure such default after notice and opportunity to cure as provided by Section 6.3 below, then, if HCC does not terminate this Agreement under Section 5.1, until such time as such Event of Default is cured HCC shall have the right to suspend the status of the defaulting hotel property or Participant, if the default is caused by Participant and not one or more of Participant's hotel properties, as a Participating Entity and to notify and all Subscribers of such default and suspension, whether through the UltraSwitch system, other central reservation systems, or otherwise. Upon notification by Participant to HCC of any default in payment by any affiliate, franchisee or participating hotel of Participant of payments due under this Agreement and until notification by Participant of the cure of such default, HCC shall have the right to suspend the status of such affiliate, or franchise, or hotel property as a Participating Entity and to notify all subscribers of such default and suspension by each defaulting affiliate, franchise, or hotel property.

SECTION 6.       DEFAULT

         6.1 Events of Default. Subject to Section 6.2 below, any one of the following will be considered an Event of Default:

            (i) The failure of either party to pay any amount due hereunder within the time required;

           (ii) The refusal or failure of either party to perform diligently and in good faith each and every material provision of this Agreement;

          (iii) The commencement by either party of a voluntary case under Chapter 11 or 7 of the United States Bankruptcy Code, as from time to time in effect, the commencement against either party of an involuntary case under said Chapter 11 or 7 that has not been dismissed within 60 days of its existence, either party seeking relief as a debtor under any applicable law, other than said Chapter 11 or 7, or any jurisdiction relating to the liquidation or reorganization of debtors or the modification of the rights of creditors, the entry of a court order adjudging the party bankrupt or insolvent, ordering its liquidation or reorganization or assuming custody or appointing a receiver or other custodian of its property, or its making an assignment for the benefit of, or entering into a composition with, its creditors;

         Any such Event of Default shall not relieve the defaulting party from any of its obligations hereunder, and the non-defaulting party shall, except as provided in this Agreement, be entitled to whatever remedies at law or in equity are available to it.





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         6.2     Force Majeure.  It will not constitute an Event of Default if such event listed in Section 6.1 is caused by or results from acts of God, fire, war, civil unrest, accident, power fluctuations or outages, telecommunication fluctuations, outages or delays, utility failures, mechanical defects, or other events beyond the control of the defaulting party. However, if any such occurrence results in any of the events described in Section 6.1, and the same continues for more than thirty (30) consecutive days, either party may terminate this Agreement by providing notice as required herein.

         6.3 Cure Period. Upon the occurrence of an Event of Default, the non-defaulting party will give written notice to the defaulting party specifying the alleged default. The defaulting party will then be entitled to thirty (30) days from receipt of such notice within which to cure such default; provided, that in the case of a monetary default by Participant, Participant will only be allowed to cure such default within two (2) business days after receipt of such notice, by delivering that amount owed to HCC in good funds into HCC's bank account.

SECTION 7.       CONFIDENTIALITY

         7.1 Proprietary Information. During the term of this Agreement, it is acknowledged by Participant and HCC that each will receive confidential and proprietary information that is the property of the other party. All such confidential and proprietary information will be marked or otherwise identified as such and will be treated as confidential and proprietary subject only to disclosure where required by law. Such designation may be removed by each party making the designation. Participant acknowledges that it will have no access to and will not use UltraSwitch software or related property by reason of this Agreement, and that use of such UltraSwitch services by Participant would be permitted only under a separate agreement with THISCO. Participant acknowledges that it will have no access to and will not use the HCC System or related property, other than as specifically provided for in this Agreement, and that such system and related property is confidential and proprietary of HCC. HCC acknowledges that the specific information concerning Participant's reservations, whether processed through the UltraSwitch system or otherwise provided by Participant to HCC outside of the UltraSwitch system, is the property of Participant, although Participant acknowledges HCC may use such information (i) as provided in the procedures described in Exhibit "E" and (ii) as otherwise approved in writing by the Board of Directors of HCC for purposes of providing the services set forth in this Agreement or with the prior written consent of Participant, as long as HCC removes any information that indicates the customer is a customer of Participant. The aggregate data from the HCC System will become the property of HCC. Any use of HCC service Marks or trade names by Participant is subject to prior written approval of HCC, provided, that Participant may describe the HCC System contemplated by this Agreement in its franchise offering circular and other materials as required by state or federal law. The provisions of this Section 7.1 will remain binding and in force and effect as long as such information remains confidential (other than by breach of this Agreement), notwithstanding the expiration or termination of this Agreement at any time.





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SECTION 8.       INDEMNIFICATION

         8.1     Indemnification in the Event of Certain Losses.  Subject to
Section 9.2, Participant agrees to indemnify and hold harmless HCC and HCC's affiliates, directors, officers, employees and stockholders (other than Participant), from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) occurring as a result of or arising out of a material breach of this Agreement on account of Participant's fault, to the extent not caused by the fault of HCC ("HCC's Losses"). Subject to Section 9.2, HCC agrees to indemnify and hold harmless Participant, and Participant's affiliates, directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) ("Participant's Losses") occurring as a result of or arising out of a material breach of this Agreement on account of HCC's fault to the extent not caused by the fault of Participant. Promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to this Section 8.1, such indemnified party will give prompt notice thereof to the indemnifying party and the indemnifying party will be entitled to participate therein or, to the extent that it wishes, assume the defense thereof with its own counsel. If the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable to the indemnified party for any fees of other counsel or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and preparation, unless representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement. Whether or not the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable for any compromise or settlement of any such action or claim effected without its consent (which shall not be unreasonably withheld).

SECTION 9.       DISCLAIMER OF WARRANTIES

         9.1 Waiver of Warranties. HCC WILL NOT BE RESPONSIBLE OR LIABLE FOR ANY INACCURACIES IN THE DATA OR THE INFORMATION PROCESSED BY OR THROUGH THE HCC SYSTEM NOR WILL IT HAVE ANY LIABILITY FOR ANY ACT OR FAILURE TO ACT UNLESS EXPRESSLY SET FORTH HEREIN, EXCEPT TO THE EXTENT RESULTING FROM HCC'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE OR OTHERWISE, ARE DISCLAIMED BY HCC AND WAIVED BY PARTICIPANT.

         9.2 No Consequential Damages. Neither party will be liable to the other for any consequential damages caused or resulting from any breach of this Agreement or arising





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
out of the performance of this Agreement, and each party hereby expressly waives such damages.

SECTION 10.      MISCELLANEOUS

         10.1 Arbitration of Disputes. Any controversy or claim arising out of or relating to this contract, or the breach thereof, will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be a panel of three arbitrators. Each party will select one arbitrator with thirty (30) days of notice of the dispute, and the two (2) arbitrators selected shall select a third neutral arbitrator within thirty (30) days after the second arbitrator is chosen. All reasonable and necessary costs and fees (including attorney's fees) incurred in connection with the arbitration will be borne by the losing party or assessed in the award as otherwise deemed appropriate by the arbitrators. If the demand for arbitration is initiated by Participant, venue of the arbitration proceedings will be determined by HCC.
If the demand for arbitration is initiated by HCC, venue of the arbitration proceedings will be determined by Participant.

         10.2 Non-Exclusive Agreement. Each party acknowledges that this is not an exclusive agreement with respect to reservations commissions clearinghouse services and that each party may contract with other parties providing same or similar services.

         10.3 Status of Parties. This Agreement will not constitute a partnership, joint venture or similar arrangement. The parties hereto are separate and distinct entities independently contracting with each other at arms length. HCC will not be deemed by this Agreement to be granting a license to Participant, with respect to UltraSwitch, the HCC System or any software or service mark related thereto, or otherwise, this being a contract for the use and rendering of services only.

         10.4 Assignment. This Agreement is not assignable by HCC or Participant without the prior written consent of the nonassigning party, and such consent shall not be unreasonably withheld or delayed. For purposes of this Agreement, it shall not constitute an assignment for Participant to enter into contracts with hotel properties to participate in the HCC System through Participant's reservation system pursuant to this Agreement nor shall it constitute an assignment in the event Participant is wholly acquired by a third party.

         10.5 Notices. All notices and other communications contemplated hereby must be in writing (except in the case of electronically transmitted data) and (a) personally delivered, (b) deposited in the United States mail, first- class, registered or certified mail, return receipt requested, with postage prepaid, (c) sent by overnight courier service (for next business day delivery), shipping prepaid, (d) sent by telecopy with confirmation of receipt of telecopy to the number indicated, or (e) transmitted directly to the recipient by electronic data transmission pursuant to arrangements made between the parties. Such notices and other commissions (except in the case of electronically transmitted data) shall be addressed as follows:





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         IF TO HCC:                              IF TO PARTICIPANT:

         3811 Turtle Creek Blvd.                 7500 N. Dreamy Draw Drive
         Suite 1100                              Suite 120
         Dallas, TX 75219                        Phoenix, Arizona 85020
         Attention: John F. Davis, III           Attention: John H.  Holdsworth
         (if by telecopy to:                     (if by telecopy to:
           (214) 528-5675)                        (602) 861-7687)

or such persons or addresses as any party may request by notice duly given hereunder. Except as otherwise specified herein, notices will be deemed given and received (i) at the time of personal delivery, (ii) if sent by U.S. Mail, three (3) business days after mailing, (iii) if sent by overnight courier, one
(1) business day after such sending, (iv) if sent by telecopy, upon receiving of confirmation of receipt of the telecopy at the number indicated, or (v) in the case of electronically transmitted data, when received.

         10.6 Controlling Law. This Agreement will be interpreted pursuant to the laws of the State of Texas without reference to its conflict of laws principles. Subject to the agreement to arbitrate and the jurisdiction and venue provisions set forth in section 10.1 hereof, any action brought relating to or arising out of this Agreement must be brought in the state or federal courts situated in the county and state of the residence or principal place of business of the party against whom the action is brought (or any of them, if more than one).

         10.7 Entire Agreement. This Agreement and the Exhibits attached hereto constitute the entire agreement between HCC and Participant with respect to the provision of services under the HCC System, and supersedes and replaces any and all other agreements and representations, verbal or written, with respect to the subject matter of this Agreement. There are no representations, warranties or agreements made or relied upon by either party with respect to the subject matter of this Agreement that are not contained in this Agreement.

         10.8 Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the legal representatives, successors and duly authorized assigns of each party whether resulting from merger, acquisition, reorganization or assignment pursuant to the terms hereof.

         10.9 Confidentiality of the Agreement. The parties agree that the terms and provisions of this Agreement will be kept confidential and shall be disclosed only to those persons and entities as required by law or as permitted by the other party hereto. The parties may, however, disclose the existence of this Agreement to any person or entity.

         10.10 Other Participant Agreements. HCC hereby agrees that in the event HCC enters into a HCC Participant Agreement with comparable volumes from and after the date hereof and prior to the expiration or other termination of this Agreement with any other party who is not a shareholder of HCC or who is not under contract to acquire one or more shares of HCC stock which contains more favorable terms and conditions than those provided herein, HCC shall notify Participant of such occurrence and shall permit the amendment of this Agreement to incorporate said terms and conditions.

AGREED to as of the date first written above.

THE HOTEL CLEARING CORPORATION             ANASAZI SERVICE CORPORATION



By:                                        By:
    ---------------------------                --------------------------
      John F. Davis, III,
          President                        Title:
                                                  -----------------------





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
                                  EXHIBIT "A"


            Initial Information to be Provided by Participant to HCC


The fields in each commission record are the following:

-Record identifier                         required                                   validated
-Chain record number                       required                        check for duplicates
-Chain/Brand code                          required                                   validated
-Booking source                            required                                   validated
-Property ID                               required                                   validated
-PNR Number                                optional                                   no checks
-Confirmation number                       required                          validated presence
-Cancellation number                       optional                                   no checks
-Corporate ID number                       optional                                   no checks
-Subscriber IATA number                    required                          validated HCC User
-Group/Guest last name                     required                          validated presence
-Group/Guest first name                    optional                                   no checks
-Status code                               required                                   validated
-Reason code                               optional                        if present, validate
-Arrival date                              required                        validated, no future
-Departure date                            required                        validated, no future
-Number of nights                          required                          validated presence
-Number of rooms                           required                          validated presence
-Commissionable revenue                    required                          validated, no neg.
-Gross Commission                          required                          validated, no neg.
-Adjustment amount                         required                          validated presence
-Net Commission due                        required                        validate computation
-Currency code                             required                                   validated
-Comments                                  optional                                   no checks

                                  EXHIBIT "B"


                                Participant Fees

         1. Transaction Fees and other fees, costs and expenses payable under the Agreement are to be wire transferred by Participant directly into HCC's bank account, described as follows:

         Bank Name:
                    -----------------------------------------------
         Account Number:
                         ------------------------------------------
         Other Appropriate Information:
                                        ---------------------------

         ----------------------------------------------------------

         ----------------------------------------------------------
         or debited as otherwise provided in the Agreement.

         2. Transaction Fees and other fees, costs and expenses payable under the Agreement that are listed in the billing statements provided to Participant by HCC as provided in Section 3.5 of the Agreement and which are received by or under the control of Participant shall be wire transferred from Participant to HCC's account designated above or debited as provided herein, not less than forty-eight (48) hours following receipt of such billing statements.

                                  EXHIBIT "C"

                             Subscriber Commissions


         1. Subscriber Commissions are specified in the record field "Net Commission Due" as described on Exhibit "A".

         2. Subscriber Commissions are to be wire transferred or debited directly from Participant's bank account, described as follows:

                                  [Bank Name]
                                  [Account Number]
                                  [Other Appropriate Information]

         3. Subscriber Commissions listed in the billing statements provided to Participant by HCC as provided in Section 3.5 of the Agreement and received or under the control of Participant shall be wire transferred or debited from the account designated above, not less than forty-eight (48) hours following receipt of such billing statements.

                                  EXHIBIT "D"


                                     [*]


                                               *Confidential Treatment Requested

                                  EXHIBIT "E"

                              PROPOSED PROCEDURES

                                   (attached)

                                  EXHIBIT "F"

                              DEBIT AUTHORIZATION


TO:              [Bank]

RE:              [Account Number and identification]

DATE:


                 The undersigned hereby authorizes The Hotel Clearing Corporation to debit the undersigned's account identified above, and to transfer sums from such account by wire transfer, debit memo, draft or check, all without further instruction or verification of such transfer instructions from the undersigned. This authorization will remain in full force and effect until written notification of cancellation is given by the undersigned to the bank or other financial institution identified above.




                                         ----------------------------------



                                         By:
                                             -------------------------------

                                         Title:
                                                ----------------------------